Exhibit 10.19

TERM LOAN AGREEMENT

This Term Loan Agreement (the “Agreement”) is made and entered into by and between the undersigned borrower (the “Borrower” and the undersigned bank (the “Bank”) as of the date set forth on the last page of this Agreement.

ARTICLE I. LOANS

1.1   Terms for Advance(s). [Choose One:]

☒    Single Advance Term Loan.  As of the date hereof, the Borrower has obtained a term loan from the Bank in the amount of $ -1,950,000.00 (the “Loan Amount”).  The Term loan is evidenced by a single promissory note of the Borrower to the order of the Bank in the principal amount of the Loan Amount and dated as of the date hereof (the “Note”).

☐    Multiple Advance Term Loan.  Prior to n/a or the earlier termination hereof, the Borrower may obtain advances from the Bank in an aggregate amount not exceeding $ n/a (the “Loan Amount”). The term loans will be evidenced by a single promissory note of the Borrower to the Bank in the principal amount of the Loan Amount and dated as of the date hereof (the “Note”). Although the Note will be expressed a; payable in the full Loan Amount, the Borrower will be obligated to pay only the amounts actually disbursed hereunder together with accrued interest on the outstanding balance at the rates and on the dates specified therein and such other charges provided for herein.

1.2  Advances and Paying Procedure.  The Bank is authorized and directed to credit any of the Borrower’s accounts with the Bank (or to the account the Borrower designates in writing) for all loans made hereunder, and the Bank is authorized to debit such account any other account of the Borrower with the Bank for the amount of any principal, interest or expenses due under the Note or other amount due hereunder on the due date with respect thereto. If, upon any request by the Borrower to the Bank to issue a wire transfer, there is an inconsistency between the name of the recipient of the wire and its identification number as specified by the Borrower, the Bank may without liability, transmit the payment via wire based solely upon the identification number.

1.3  Closing Fee.  The Borrower will pay the Bank a one-time closing fee of $ n/a contemporaneously with execution of this Agreement. This fee is in addition to all other fees, expenses and other amounts due hereunder.

1.4  Compensating Balances.  The Borrower will maintain on deposit with the Bank in non-interest bearing accounts average daily collected balances, in excess of that required to support account activity and other credit facilities extended to the Borrower by the Bank an amount at least equal to the sum of (i) $ n/a and (ii) n/a % of the Loan Amount as computed on monthly basis. If the Borrower fails to keep and maintain such balances, it will pay a deficiency fee, payable within five days after receipt of a statement therefor calculated on the amount by which the Borrower’s average daily balances are less than the requirements set forth above, computed at a rate equal to the rate set forth in the Note,

1.5  Expenses and Attorneys’ Fees.  Upon demand, the Borrower will immediately reimburse the Bank and any participant in the Obligations (defined below) (“Participant”) for all attorneys’ fees and all other costs, fees and out-of-pocket disbursements incurred by the Bank or any Participant in connection with the preparation, execution, delivery, administration, defense and enforcement of this Agreement or any of the other Loan Documents (defined below), including attorneys’ fees and all other costs and fees (a) incurred before or after commencement of litigation or at trial, on appeal or in any other proceeding, (b) incurred in any bankruptcy proceeding and (c) related to any waivers or amendments with respect thereto (examples of costs and fees include but are not limited to fees and costs for filing, perfecting or confirming the priority of the Bank’s lien, title searches or insurance, appraisals, environmental audits and other reviews related to the Borrower, any collateral or the loans, if requested by the Bank). The Borrower will also reimburse the Bank and any Participant for all costs of collection, including all attorneys’ fees, before and after judgment, and the costs of preservation and/or liquidation of any collateral.

1.6 Conditions to Borrowing.  The Bank will not be obligated to make (or continue to make) advances hereunder unless (i) the Bank has received executed originals of the Note and all other documents or agreements applicable to the loans described herein, including but not limited to the documents specified in Article III (collectively with this Agreement the “Loan Documents”), in form and content satisfactory to the Bank; (ii) if the loan is secured, the Bank has received confirmation satisfactory to it that the Bank has a properly perfected security interest, mortgage or lien, with the proper priority; (iii) the Bank has received certified copies of the Borrower’s governance documents and certification of entity status satisfactory to the Bank and all other relevant documents; (iv) the Bank has received a certified copy of a resolution or authorization in form and content satisfactory to the Bank authorizing the loan and all acts contemplated by this Agreement and all related documents, and confirmation of proper authorization of all guaranties and other acts of third parties contemplated hereunder; (v) if required by the Bank, the Bank has been provided with Opinion of the Borrower’s counsel in form and content satisfactory to the Bank confirming the matters outlined in Section 2.2 and such other matters as the Bank requests; (vi) no default exists under this Agreement or under any other Loan Documents, or under any other agreements by and between the Borrower and the Bank; and (vii) all proceedings taken in connection with the transactions contemplated by this Agreement (including any required environmental assessments), and all instruments, authorizations and other documents applicable thereto, are satisfactory to the Bank and its counsel.

ARTICLE II. WARRANTIES AND COVENANTS

While any part of the credit granted to the Borrower under this Agreement or the other Loan Documents is available or any obligation under any of the Loan Documents are unpaid or outstanding, the Borrower continuously warrants and agrees as follows:

 2.1  Accuracy of Information.  All information, certificates or statements given to the Bank pursuant to this Agreement and the other Loan Documents will be true and complete when given.

 2.2  Organization and Authority; Litigation.  This Agreement and the other Loan Documents are the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with their terms.  The execution, delivery and performance of the Agreement and all other Loan Documents to which the Borrower is a party (i) are within the borrower’s power; (ii) have been duly authorized by all appropriate entity action; (iii) do not require the approval of any governmental agency; and (iv) will not violate any lay agreement or restriction by which the Borrower is bound. If the Borrower is not an individual, the Borrower is validly existing and in good standing under the laws of its state of organization, has all requisite power and authority and possesses all licenses necessary to conduct its business and own its properties. There is no litigation or administrative proceeding threatened or pending against the Borrower which would, if adversely determined, have a material adverse effect on the Borrower’s financial condition or its property.

 2.3  Existence; Business Activities; Assets; Change of Control.  The Borrower will (i) preserve its existence, rights and franchises; (ii) not make any material change in the nature or manner of its business activities; (iii) not liquidate, dissolve, acquire another entity or merge or consolidate with or into another entity or change its form of organization; (iv) not amend its organizational documents in any manner that may conflict with any term or condition of the Loan Documents; and (v) not sell, lease, transfer or otherwise dispose of all substantially all of its assets.  Other than the transfer to a trust beneficially controlled by the transferor, no event shall occur which cause or results in a transfer of majority ownership of the Borrower while any Obligations are outstanding or while the Bank has any obligation to provide funding to the Borrower.

 2.4  Use of Proceeds; Margin Stock; Speculation.  Advances by the Bank hereunder will be used exclusively by the Borrower for the purposes. represented to the Bank, The Borrower will not, without the prior written consent of the Bank, redeem, purchase, or retire any of the capital stock or declare or pay any dividends, or make any other payments or distributions of a similar type or nature including withdrawal distributions. The Borrower will not use any of the loan proceeds to purchase or carry “margin” stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System). No part of any of the proceeds will be used for speculative investment purposes, including, without limitation, speculating or hedging in the commodities and/or futures market.

 2.5  Environmental Matters.  Except as disclosed in a written schedule attached to this Agreement (if no schedule is attached, there are no exceptions), there exists no uncorrected violation by the Borrower of any federal, state or local laws (including statutes, regulations, ordinances or other governmental restrictions and requirements) relating to the discharge of air pollutants, water pollutants or process waste water or otherwise relating to the environment or Hazardous Substances as hereinafter defined, whether such laws currently exist are enacted in the future (collectively “Environmental Laws”). The term “Hazardous Substances” will mean any hazardous or toxic wastes, chemicals or other substances, the generation, possession or existence of which is prohibited or governed by any Environmental Laws.  The Borrower is not subject to any judgment, decree, order or citation, or a party to (or threatened with) any litigation administrative proceeding, which asserts that the Borrower (i) has violated any Environmental Laws; (ii) is required to clean up, remove take remedial or other action with respect to any Hazardous Substances (collectively “Remedial Action”); or (iii) is required to pay all or a portion of the cost of any Remedial Action, as a potentially responsible party.  Except as disclosed on the Borrower’s environmental questionnaire provided to the Bank, there are not now, nor to the Borrower’s knowledge after reasonable investigation have there even been, any Hazardous Substances (or tanks or other facilities for the storage of Hazardous Substances) stored, deposited, recycled disposed of on, under or at any real estate owned or occupied by the Borrower during the periods that the Borrower owned or occupied such real estate, which if present on the real estate or in soils or ground water, could require Remedial Action.  To the Borrower’s knowledge, there are no proposed or pending changes in Environmental Laws which would adversely affect the Borrower or its business and there are no conditions existing currently or likely to exist while the Loan Documents are in effect which would subject the Borrower to Remedial Action or other liability.  The Borrower currently complies with and will continue to timely comply with all applicable Environmental Laws; and will provide the Bank, immediately upon receipt, copies of any correspondence, notice, complaint, order or other document from any source asserting or alleging any circumstance or condition which requires or may require a financial contribution by the Borrower or Remedial Action or other response by or on the part of the Borrower under Environmental Laws, or which seeks damages or civil, criminal or punitive penalties from the Borrower for an alleged violation of Environmental Laws.

 2.6  Compliance with Laws.  The Borrower has complied with all laws applicable to its business and its properties, and has all permits licenses and approvals required by such laws, copies of which have been provided to the Bank.

 2.7  Restriction on Indebtedness.  The Borrower will not create, incur, assume or have outstanding any indebtedness for borrowed money (including capitalized leases) except (i) any indebtedness, owing to the Bank and its affiliates, and (ii) any other indebtedness outstanding on the date hereof, and shown on the Borrower’s financial statements delivered to the Bank prior to the date hereof, provided that such other indebtedness will not be increased.

 2.8  Restriction on Liens.  The Borrower will not create, incur, assume or permit to exist any mortgage, pledge, encumbrance or other lien or levy upon or security interest in any of the Borrower’s property now owned or hereafter acquired, except (i) taxes and assessments which are either not delinquent or which are being contested in good faith with adequate reserves provided; (ii) easements, restrictions and minor title irregularities which do not, as a practical matter, have an adverse effect upon the ownership and use of the affected property; (iii) liens in favor of the Bank and its affiliates; and (iv) other liens disclosed in writing to the Bank prior to the date hereof.

 2.9  Restriction on Contingent Liabilities.  The Borrower will not guarantee or became a surety or otherwise contingently liable for any obligations of others, except pursuant to the deposit and collection of checks and similar matters in the ordinary course of business.

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 2.10  Insurance.  The Borrower will maintain insurance to such extent, covering such risks and with such insurers as is usual and customary for businesses operating similar properties, and as is satisfactory to the Bank, including insurance for fire and other risks insured against by extended coverage, public liability insurance and workers’ compensation insurance; and will designate the Bank as loss payee with a “Lender’s Loss Payable” endorsement on any casualty policies and take such other action as the Bank may reasonably request to ensure that the Bank will receive (subject to no other interests) the insurance proceeds on the Bank’s collateral.

 2.11  Taxes and Other Liabilities.  The Borrower will pay and discharge, when due, all of its taxes, assessments and other liabilities except when the payment thereof is being contested in good faith by appropriate procedures which will avoid foreclosure of liens securing such items, and with adequate reserves provided therefor.

 2.12  Financial Statements and Reporting.  The financial statements and other information previously provided to the Bank or provided to the Bank in the future are or will be complete and accurate and prepared in accordance with generally accepted accounting principles. There has been no material adverse change in the Borrower’s financial condition since such information was provided to the Bank. The Borrower will (i) maintain accounting records in accordance with generally recognized and accepted principles of accounting consistently applied throughout the accounting periods involved; (ii) provide the Bank with such information concerning its business affairs and financial condition (including insurance coverage) as the Bank may request; and (iii) without request, provide the Bank with management-prepared financial statements:

☐    quarterly within          days of the end of each quarter;

☐    monthly within           days of the end of each month;

and annual

within              days of the end of each fiscal year.

 2.13  Inspection of Properties and Records; Fiscal Year.  The Borrower will permit representatives of the Bank to visit and inspect any of the properties and examine any of the books and records of the Borrower at any reasonable time and as often as the Bank may reasonably desire. The Borrower will not change its fiscal year.

 2.14  Financial Status. The Borrower will maintain at all times:

(i)  Net Working Capital in the amount of at least

$XXXXXXXXXXXX.

(ii)  Tangible Net Worth in the amount of at least $X.

(iii)  Debt to Worth Ratio of not more than

XXXXXXXXXXXXXXXXXXXXXX.

(iv)  Current Ratio of at least XXXXXXXXXX.

(v)  Capital Expenditures not to exceed per $                  fiscal year.

(vi)  Cash Flow Coverage Ratio of at least                  $                  .

(vii)  Officers, Directors, Partners, Members, and Management Salaries and Other Compensation not to exceed                          per fiscal year.

The terms used in this Section 2.14 will have the meanings set forth in a supplement entitled “Financial Definitions,” a copy of which the Borrower hereby acknowledges having received with this Agreement and which is incorporated herein by reference.

ARTICLE III. COLLATERAL AND GUARANTIES

 3.1  Collateral.  This Agreement and the Note are secured by any and all security interests, pledges, mortgages/deeds of trust (except any mortgage/deed of trust expressly limited by its terms to a specific obligation of Borrower to Bank) or liens now or hereafter in existence granted to the Bank to secure indebtedness of the Borrower to the Bank, including without limitation as described in the following documents:

☒    Real Estate Mortgage(s)/Deed(s) of Trust dated 10/18/05 covering real estate located at 43455 Business Park Drive, Temecula, CA 92590-3605

☐    Security Agreement(s) dated

☐    Possessory Collateral Pledge Agreement(s) dated

☐    Other

 3.2  Guaranties.  This Agreement and the Note are guarantied by each and every guaranty now or hereafter in existence guarantying the indebtedness of the Borrower to the Bank (except for any guaranty expressly limited by its terms to a specific separate obligation of Borrower to the Bank) including, without limitation, the following:  Outdoor Channel Holdings, Inc.

 3.3  Credit Balances; Setoff. As additional security for the payment of the obligations described in the Loan Documents and any other obligations of the Borrower to the Bank of any nature whatsoever (collectively the “Obligations”), the Borrower hereby grants to the Bank a security interest in, a lien on and an express contractual right to set off against all depository account balances, cash and any other property of the Borrower now or hereafter in the possession of the Bank and the right to refuse to allow withdrawals from any account (collectively “Setoff”). The Bank may, at any time upon the occurrence of a default hereunder (notwithstanding any notice requirements

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or grace/cure periods under this or other agreements between the Borrower and the Bank) Setoff against the Obligations whether or not the Obligations (including future installments) are then due or have been accelerated, all without any advance or contemporaneous notice or demand of any kind to the Borrower, such notice and demand being expressly waived.

 The omission of any reference to an agreement in Sections 3.1 and 3.2 above will not affect the validity or enforceability thereof. The rights and remedies of the Bank outlined in this Agreement and the documents identified above are intended to be cumulative.

ARTICLE IV. DEFAULTS

 4.1 Defaults.  Notwithstanding any cure periods described below, the Borrower will immediately notify the Bank in writing where the Borrower obtains knowledge of the occurrence of any default specified below. Regardless of whether the Borrower has given the required notice, the occurrence of one or more of the following will constitute a default:

(a)   Nonpayment.  The Borrower shall fail to pay (i) any interest due on the Note or any fees, charges, costs or expenses under the Loan Documents by 5 days after the same becomes due; or (ii) any principal amount of the Note when due.

(b)   Nonperformance.  The Borrower or any guarantor of Borrower’s Obligations to the Bank (“Guarantor”) shall fail to perform or observe any agreement, term, provision, condition, or covenant (other than a default occurring under (a), (c), (d), (e), (f) or (g) of this Section 4.1) required to be performed or observed by the Borrower or any Guarantor hereunder or under any other Loan Document or other agreement with or in favor of the Bank.

(c)   Misrepresentation.  Any financial information, statement, certificate, representation or warranty given to the Bank by the Borrower or any Guarantor (or any of their representatives) in connection with entering into this Agreement or the other Loan Documents and/or any borrowing thereunder, or required to be furnished under the terms thereof, shall prove untrue or misleading in any material respect (as determined by the Bank in the exercise of its judgment) as of the time when given.

(d)   Default on Other Obligations.  The Borrower or any Guarantor shall be in default under the terms of any loan agreement, promissory note, lease, conditional sale contract or other agreement, document or instrument evidencing, governing or securing any indebtedness owing by the Borrower or any Guarantor to the Bank or any indebtedness in excess of $10,000 owing by the Borrower to any third party, and the period of grace, if any, to cure said default shall have passed.

(e)   Judgments.  Any judgment shall be obtained against the Borrower or any Guarantor which, together with all other outstanding unsatisfied judgments against the Borrower (or such Guarantor), shall exceed the sum of $10,000 and shall remain unvacated, unbonded or unstayed for a period of 30 days following the date of entry thereof.

(f)    Inability to Perform; Bankruptcy/Insolvency.  (i) The Borrower or any Guarantor shall die or cease to exist; or (ii) any Guarantor shall attempt to revoke any guaranty of the Obligations described herein, or any guaranty becomes unenforceable in whole or in part for any reason; or (iii) any bankruptcy, insolvency or receivership proceedings, or an assignment for the benefit of creditors, shall be commenced under any Federal or state law by or against the Borrower or any Guarantor; or (iv) the Borrower or any Guarantor shall became the subject of any out-of-court settlement with its creditors; or (v) the Borrower or any Guarantor is unable or admits in writing its inability to pay its debts as they mature; or (vi) if the Borrower is a limited liability company, any member thereof shall withdraw or otherwise become disassociated from the Borrower.

(g)   Adverse Change; Insecurity.  (i) There is a material adverse change in the business, properties, financial condition or affairs of the Borrower or any Guarantor, or in any collateral securing the Obligations; or (ii) the Bank in good faith deems itself insecure.

 4.2  Termination of Loans; Additional Bank Rights.  Upon the occurrence of any of the events identified in Section 4.1, the Bank may at any time (notwithstanding any notice requirements or grace/cure periods under this or other agreements between the Borrower and the Bank) (i) immediately terminate its obligation, if any, to make additional loans to the Borrower; (ii) Setoff; and/or (iii) take such other steps to protect or preserve the Bank’s interest in any collateral, including without limitation, notifying account debtors to make payments directly to the Bank, advancing funds to protect any collateral and insuring collateral at the Borrower’s expense; all without demand or notice of any kind, all of which are hereby waived.

 4.3  Acceleration of Obligations.  Upon the occurrence of any of the events identified in Sections 4.1(a) through 4.1(e) and 4.1(g), and the passage of any applicable cure periods, the Bank may at any time thereafter, by written notice to the Borrower, declare the unpaid principal balance of any Obligations, together with the interest accrued thereon and other amounts accrued hereunder and under the other Loan Documents, to be immediately due and payable; and the unpaid balance will thereupon be due and payable, all without presentation, demand, protest or further notice of any kind, all of which are hereby waived, and notwithstanding anything to the contrary contained herein or in any of the other Loan Documents.  Upon the occurrence of any event under Section 4.1(f), the unpaid principal balance of any Obligations, together with all interest accrued thereon and other amounts accrued hereunder and under the other Loan Documents, will thereupon be immediately due and payable, all without presentation, demand, protest or notice of any kind, all of which are hereby waived, and notwithstanding anything to the contrary contained herein or in any of the other Loan Documents.  Nothing contained in Section 4.1, Section 4.2 or this section will limit the Bank’s right to Setoff as provided in Section 3.3 or otherwise in this Agreement.

 4.4  Other Remedies. Nothing in this Article IV is intended to restrict the Bank’s rights under any of the Loan Documents or at law, and the Bank may exercise all such rights and remedies as and when they are available.

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ARTICLE V. OTHER TERMS

 5.1  Financial Definitions Supplement.  If covenants regarding financial status apply to this loan, the “Financial Definitions” Supplement identified in Section 2.14 of this Agreement is hereby incorporated into this Agreement. The Borrower acknowledges receiving a copy of such Supplement.

 5.2  Additional Terms; Addendum/Supplements.  The warranties, covenants, conditions and other terms described in this Section and/or in the Addendum and/or other attached document(s) referenced in this Section are incorporated into this Agreement:

See attached addendum

ARTICLE VI. MISCELLANEOUS

 6.1  Delay; Cumulative Remedies.  No delay on the part of the Bank in exercising any right, power or privilege hereunder or under any of the other Loan Documents will operate as a waiver thereof, nor will any single or partial exercise of any right, power or privilege hereunder preclude other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein specified are cumulative and are not exclusive of any rights or remedies which the Bank would otherwise have.

 6.2  Relationship to Other Documents. The warranties, covenants and other obligations of the Borrower (and the rights and remedies of the Bank) that are outlined in this Agreement and the other Loan Documents are intended to supplement each other. In the event of any inconsistencies in any of the terms in the Loan Documents, all terms will be cumulative so as to give the Bank the most favorable rights set forth in the conflicting documents, except that if there is a direct conflict between any preprinted terms and specifically negotiated terms (whether included in an addendum or otherwise), the specifically negotiated terms will control.

 6.3  Successors. The rights, options, powers and remedies granted in this Agreement and the other Loan Documents shall be binding upon the Borrower and the Bank and their respective successors and assigns, and shall inure to the benefit of the Borrower and the Bank and the successors and assigns of the Bank, including without limitation any purchaser of any or all of the rights and obligations of the Bank under the Note and the other Loan Documents. The Borrower may not assign its rights or obligations under this Agreement or any other Loan Documents without the prior written consent of the Bank,

 6.4  Disclosure.  The Bank may, in connection with any sale or potential sale of all or any interest in the Note and other Loan Documents, disclose any financial information the Bank may have concerning the Borrower to any purchaser or potential purchaser. From time to time, the Bank may, in its discretion and without obligation to the Borrower, any Guarantor or any other third party, disclose information about the Borrower and this loan to any Guarantor, surety or other accommodation party. This provision does not obligate the Bank to supply any information or release the Borrower from its obligation to provide such information, and the Borrower agrees to keep all Guarantors, sureties or other accommodation parties advised of its financial condition and other matters which may be relevant to their obligations to the Bank,

 6.5  Indemnification.  Except for harm arising from the Bank’s willful misconduct, the Borrower hereby indemnifies and agrees to defend and hold the Bank harmless from any and all losses, costs, damages, claims and expenses of any kind suffered by or asserted against the Bank relating to claims by third parties arising out of the financing provided under the Loan Documents or related to any collateral (including, without limitation, the Borrower’s failure to perform its obligations relating to Environmental Matters described in Section 2.5 above). This indemnification and hold harmless provision will survive the termination of the Loan Documents and the satisfaction of the Obligations due the Bank,

 6.6  Notice of Claims Against Bank; Limitation of Certain Damages.  In order to allow the Bank to mitigate any damages to the Borrower from the Bank’s alleged breach of its duties under the Loan Documents or any other duty, if any, to the Borrower, the Borrower agrees to give the Bank immediate written notice of any claim or defense it has against the Bank, whether in tort or contract, relating to any action or inaction by the Bank under the Loan Documents, or the transactions related thereto, or of any defense to payment of the Obligations for any reason. The requirement of providing timely notice to the Bank represents the parties’ agreed-to standard of performance regarding claims against the Bank. Notwithstanding any claim that the Borrower may have against the Bank, and regardless of any notice the Borrower may have given the Bank, the Bank will not be liable to the Borrower for consequential and/or special damages arising therefrom, except those damages arising from the Bank’s willful misconduct.

 6.7  Notices.  Notice of any record shall be deemed delivered when the record has been (a) deposited in the United States Mail, postage pre-paid, (b) received by overnight delivery service, (c) received by telex, (d) received by telecopy, (e) received through the internet, or (f) when personally delivered.

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 6.8  Payments.  Payments due under the Note and other Loan Documents will be made in lawful money of the United States. All payments may be applied by the Bank to principal, interest and other amounts due under the Loan Documents in any order which the Bank elects,

 6.9  Applicable Law and Jurisdiction; Interpretation; Joint Liability; Severability. This Agreement and all other Loan Documents will be governed by and Interpreted in accordance with the internal laws of the State of California                     , except to the extent superseded by Federal law. THE BORROWER HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITUATED IN THE COUNTY OR FEDERAL JURISDICTION OF THE BANK’S BRANCH WHERE THE LOAN WAS ORIGINATED, AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, WITH REGARD TO ANY ACTIONS, CLAIMS, DISPUTES OR PROCEEDINGS RELATING TO THIS AGREEMENT, THE NOTE, THE COLLATERAL, ANY OTHER LOAN DOCUMENT, OR ANY TRANSACTIONS ARISING THEREFROM, OR ENFORCEMENT AND/OR INTERPRETATION OF ANY OF THE FOREGOING. Nothing herein will affect the Bank’s rights to serve process in any manner permitted by law, or limit the Bank’s right to bring proceedings against the Borrower in the competent courts of any other jurisdiction or jurisdictions.  This Agreement, the other Loan Documents and any amendments hereto (regardless of when executed) will be deemed effective and accepted only at the Bank’s offices, and only upon the Bank’s receipt of the executed originals thereof.  If there is more than one Borrower, the liability of the Borrowers will be joint and several, and the reference to “Borrower” will be deemed to refer to all Borrowers. Invalidity of any provision of this Agreement shall not affect the validity of any other provision.

 6.10  Copies; Entire Agreement; Modification. The Borrower hereby acknowledges the receipt of a copy of this Agreement and all other Loan Documents.  This Agreement is a “transferable record” as defined in applicable law relating to electronic transactions. Therefore, the holder of this Agreement may, on behalf of Borrower, create a microfilm or optical disk or other electronic image of this Agreement that is an authoritative copy as defined in such law. The holder of this Agreement may store the authoritative copy of such Agreement in its electronic form and then destroy the paper original as part of the holder’s normal business practices. The holder, on its own behalf, may control and transfer such authoritative copy as permitted by such law.

IMPORTANT: READ BEFORE SIGNING, THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING, EXPRESSING CONSIDERATION AND SIGNED BY THE PARTIES ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. THE TERMS OF THIS AGREEMENT MAY ONLY BE CHANGED BY ANOTHER WRITTEN AGREEMENT. THIS NOTICE SHALL ALSO BE EFFECTIVE WITH RESPECT TO ALL OTHER CREDIT AGREEMENTS NOW IN EFFECT BETWEEN BORROWER AND THE BANK. A MODIFICATION OF ANY OTHER CREDIT AGREEMENTS NOW IN EFFECT BETWEEN BORROWER AND THE BANK, WHICH OCCURS AFTER RECEIPT BY BORROWER OF THIS NOTICE, MAY BE MADE ONLY BY ANOTHER WRITTEN INSTRUMENT. ORAL OR IMPLIED MODIFICATIONS TO SUCH CREDIT AGREEMENTS ARE NOT ENFORCEABLE AND SHOULD NOT BE RELIED UPON.

 6.11  Waiver of Jury Trial.  TO THE EXTENT PERMITTED BY LAW, THE BORROWER AND THE BANK HEREBY JOINTLY AND SEVERALLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO ANY OF THE LOAN DOCUMENTS, THE OBLIGATIONS THEREUNDER, ANY COLLATERAL SECURING THE OBLIGATIONS, OR ANY TRANSACTION ARISING THEREFROM OR CONNECTED THERETO. THE BORROWER AND THE BANK EACH REPRESENTS TO THE OTHER THAT THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY GIVEN.

 6.12  Attachments. All documents attached hereto, including any appendices, schedules, riders, and exhibits to this Agreement, are hereby expressly incorporated by reference.

IN WITNESS WHEREOF, the undersigned have executed this TERM LOAN AGREEMENT as of OCTOBER  18, 2005

(Individual Borrower)		43455 BPD, LLC.
Borrower Name (Organization)

		a	California Limited Liability company

		By	SEE ATTACHED SIGNATURE ADDENDUM
Borrower Name	N/A
Name and Title

		By	SEE ATTACHED SIGNATURE ADDENDUM

Borrower Name	N/A	Name and Title

U.S. BANK N.A.

By

		Name and Title	Maureen K. Sullivan, Vice President

Borrower Address:	43455 Business Park Drive. Temecula. CA 92590-3605
Borrower Telephone No.:

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SIGNATURE ADDENDUM

Addendum to the Term Loan Agreement dated October 18, 2005, and any Riders or Addenda attached thereto, as applicable.

BORROWER: 43455 BPD, LLC, a California Limited Liability Company

By:	Outdoor Channel Holdings, Inc., a Delaware Corporation, Member

	By:	/s/ Perry T. Massie
Perry T. Massie, Chief Executive Officer

For Bank Use Only	Reviewed by

Due	SEPTEMBER 5, 2015

Customer #6517399995	Loan #

TERM NOTE

(For Term Loan Agreement)

$1,950,000.00	OCTOBER 18, 2005

FOR VALUE RECEIVED, the undersigned borrower (the “Borrower”), promises to pay to the order of  U.S.  BANK N.A, (the “Bank”), the principal sum of ONE MILLION NINE HUNDRED FIFTY THOUSAND AND NO/100 Dollars ($ 1,950,000.00)

Interest.

The unpaid principal balance will bear interest at an annual rate described in the Inte: Rate Rider attached to this Note.

Payment Schedule.

Interest is payable beginning DECEMBER 5, 2005, and on the same date of each consecutive month thereafter (except that if a given month does not have such a date, the last day of such month), plus a final interest payment with the final payment of principal,

Principal is payable in 117 installments of $6,500,00 each, beginning DECEMBER 5, 2005, on the same data of each consecutive month thereafter (except that if a given month does not have such a date, the last day of such month), plus a final payment equal to all unpaid principal on SEPTEMBER 5, 2015, the maturity date.

Interest will be computed for the actual number of days principal is unpaid, using a daily factor obtained by dividing the stated interest rate by 360.

Notwithstanding any provision of this Note to the contrary, upon any default or at any time during the continuation thereof (including failure to pay upon maturity), the Bank may, at its option and subject to applicable law, increase the interest rate on this Note to a rate of 5% per annum plus the interest rate otherwise payable hereunder. Notwithstanding the foregoing and subject to applicable law, upon the occurrence of a default by the Borrower or any guarantor involving bankruptcy, insolvency, receivership proceedings or an assignment for the benefit of creditors, the interest rate on this Note shall automatically increase to a rate of 5% per annum plus the rate otherwise payable hereunder.

In no event will the interest rate hereunder exceed that permitted by applicable law. If any interest or other charge is finally determined by a court of competent jurisdiction to exceed the maximum amount permitted by law, the interest or charge shall be reduced to the maximum permitted by law, and the Bank may credit any excess amount previously collected against the balance due or refund the amount to the Borrower.

Subject to applicable law, if any payment is not made on or before its due date, the Bank may collect a delinquency charge of 5.00% of the unpaid amount Collection of the late payment fee shall not be deemed to be a waiver of the Bank’s right to declare a default hereunder.

Without affecting the liability of any Borrower, endorser, surety or guarantor, the Bank may, without notice, renew or extend the time for payment, accept partial payments, release or impair any collateral security for the payment of this Note, or agree not to sue any party liable on it.

This Term Note constitutes the Note issued under a Term Loan Agreement dated as of the date hereof between the Borrower and the Bank, to which Agreement reference is hereby made for a statement of the terms and conditions under which the loan evidenced hereby was made and a description of the terms and conditions upon which the maturity of this Note may be accelerated, and for a description of the collateral securing this Note.

This Note is a “transferable record” as defined in applicable law relating to electronic transactions. Therefore, the holder of this Note may, an behalf of Borrower, create a microfilm or optical disk or other electronic image of this Note that is an authoritative copy defined in such law. The holder of this Note may store the authoritative copy of such Note in its electronic form and then destroy the paper original as part of the holder’s normal business practices. The holder, on its own behalf, may control and transfer such authoritative copy as permitted by such law.

All documents attached hereto, including any appendices, schedules, riders, and exhibits to this Term Note, are hereby expressly incorporated by reference.

The Borrower hereby acknowledges the receipt of a copy of this Note.

(Individual Borrower)		43455 BPD, LLC
Borrower Name (Organization)

		a	California limited liability company

Borrower Name	N/A	By	SEE ATTACHED SIGNATURE ADDENDUM

Name and Title

		By	SEE ATTACHED SIGNATURE ADDENDUM

Borrower Name	N/A	Name and Title

INTEREST RATE RIDER

This Rider is made part of the Term Note (the “Note”) in the original amount of $1,950,000.00 by the undersigned borrower (the “Borrower”) in favor of U.S.  BANK. NA. (the “Bank”) as of the date identified below. The following interest rate description is hereby added to the Note:

Interest on each advance hereunder shall accrue at an annual rate equal to 1.350% plus one-month LIBOR rate quoted by the Bank from Telerate Page 3750 or any successor thereto which shall be that one-month LIBOR rate in effect two New York Banking Days prior to the beginning of each calendar month adjusted for any reserve requirement and any subsequent costs arising from a change in government regulation, such rate to be reset at the beginning of each succeeding month.  The term ‘New York Banking Day’ means any day (other than a Saturday or Sunday) on which commercial banks are open for business in New York, New York If the initial advance under this Note occurs other than on the first day of the month, the initial one-month LIBOR rate shall be that one-month LIBOR rate in effect two New York Banking Days prior to the date of the initial advance, which rate plus the percentage described above shall be in effect for the remaining days of the month of the initial advance; such one-month LIBOR rate to be reset at the beginning of each succeeding month The Bank’s internal records of applicable interest rates shall be determinative in the absence of manifest error.

Dated as of:	OCTOBER 18, 2005

(Individual Borrower)	43455 BPD, LLC
Borrower Name (Organization)

a	California limited liability company

Borrower Name	N/A	By	SEE ATTACHED SIGNATURE ADDENDUM

Name and Title

By	SEE ATTACHED SIGNATURE ADDENDUM

Borrower Name	N/A	Name and Title

SIGNATURE ADDENDUM

Addendum to the Term Note dated October 18, 2005, and any Riders or Addenda attached thereto, as applicable.

BORROWER: 43455 BPD. LLC, a California Limited Liability Company

By:	Outdoor Channel Holdings, Inc., a Delaware Corporation, Member

By:	/s/ Perry T. Massie
Perry T. Massie, Chief Executive Officer

ADDENDUM TO TERM LOAN AGREEMENT AND NOTE

This Addendum is made part of the Term Loan Agreement and Note (the “Agreement”) made and entered into by and between the undersigned borrower (the “Borrower”) and the undersigned bank (the “Bank”) as of the date identified below. The warranties, covenants and other terms described below are hereby added to the Agreement.

Financial Covenants. Financial terms used herein which are not specifically defined herein shall have the meanings ascribed to them under generally accepted accounting principles. For any Borrower who does not have a separate fiscal year end for tax, reporting purposes, the fiscal year will be deemed to be the calendar year. Borrower (herein referred to as the “Subject Party”) will maintain the following:

Debt Service Coverage Ratio as of the end of each fiscal year for the four (4) fiscal quarters then ended of at least 1.20 to 1,

“Debt Service Coverage Ratio” shall mean the relationship, expressed as a numerical ratio, between (i) the Net Operating Income for a given fiscal period from real property and improvements securing the Note (the “Real Property Collateral”) and (ii) the principal and interest due during such period on indebtedness secured by the Real Property Collateral, For purposes of this definition, “Net Operating Income” means gross rental income for the relevant period produced from the Real Property Collateral, minus all expenses applicable to the Real Property Collateral for such period, and less a capital replacement reserve of 0% of the gross revenue from the Real Property Collateral for such period.

Dated as of	October 18,2005

(Individual)		(Non-Individual)

43455 BPD, LLC
Borrower Name n/a		a/an California Limited Liability Company

By: Outdoor Channel Holdings, Inc.
Borrower Name n/a		a/an California Corporation, MEMBER

		By:	/s/ Perry T.Massie
Name and Title Perry T.Massie, Chief Executive Officer

Agreed to:
U.S. BANKN.A.

		By:	/s/ Maureen K. Sullivan
Name and Title Maureen K, Sullivan, Vice President

MASTER AGREEMENT

dated as of October 18, 2005

U.S. Bank National Association and 43455 BPD LLC have entered and/or anticipate entering into one or more transactions (each a “Transaction”) that are or will be governed by this Master Agreement, which includes the schedule (the “Schedule”), and the documents and other confirming evidence (each a “Confirmation”) exchanged between the parties confirming those Transactions.

Accordingly, the parties agree as follows:

1.             Interpretation

(a)   Definitions. The terms defined in Section 12 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

(b)   Inconsistency.  In the event of any inconsistency between the provision of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail.  In the event of any inconsistency between the provision of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.

(c)   Single Agreement. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this “Agreement”), and the parties would not otherwise enter into any Transactions,

2.             Obligations

(a)   General Conditions.

(i)            Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

(ii)           Payments under this agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency.

(iii)          Each obligation of each party under Section 2(a)(i) is subject to (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing; (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other applicable condition precedent specified in this Agreement.

(b)   Change of Account. Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the scheduled date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.

(c)   Netting. If on any date amounts would otherwise be payable:

(i)            in the same currency; and

(ii)           in respect of the same Transaction,

by each party to the other, then, on such date, each party’s obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

The parties may elect in respect of two or more Transactions that a net amount will be determined in respect of all amounts payable on the same date in the same currency in respect of such Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or a Confirmation by specifying that subparagraph (ii) above will not apply to the Transactions identified as being subject to the election, together with the starting date (in which case subparagraph (ii) above will not, or will cease to, apply to such Transactions from such date). This election may be made separately for different groups of Transactions and will apply separately to each pairing of branches or offices through which the parties make and receive payments or deliveries.

(d)   Default Interest;  Other Amounts.  Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party that defaults in the performance of any payment obligation will, to the extent permitted by law and subject to Section 6(c), be required to pay interest (before as well, as after judgment) on the overdue amount to the other party on demand in the same currency as such overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed. If, prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party defaults in the performance of any obligation required to be settled by delivery, it will compensate the other party on demand if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.

3.             Representations

Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into) that:

(a)   Basic Representations.

(i)            Status.   It is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing;

(ii)           Powers. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorize such execution, delivery and performance;

(iii)          No Violation or Conflict. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

(iv)          Consents. All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

(v)           Obligations Binding. Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

(b)   Absence of Certain Events.  No Event of Default or Potential Event of Default or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support document to which it is a party.

(c)   Absence of Litigation. There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document

(d)   Accuracy of Specified Information. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect

4.             Agreements

Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party;

(a)   Furnish Specified Information.  It will deliver to the other party any forms, documents or certificates specified in the Schedule or any Confirmation by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.

(b)   Maintain Authorizations.  It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.

(c)   Comply with Laws.  It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.

5.             Events of Default and Termination Events

(a)   Events of Default. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes an event of default (an “Event of Default”) with respect to such party;

(i)            Failure to Pay or Deliver.  Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(d) required to be made by it if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the party;

(ii)           Breach of Agreement.  Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 2(d) or to give notice of a Termination Event) to be complied with or performed by the party in accordance with this Agreement if such failure is act remedied on or before the thirtieth day after notice of such failure is given to the party;

(iii)          Credit Support Default.

(1)           failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;

(2)           the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document to be in full force and effect for the purpose of this Agreement (in either case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or

(3)           the party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document;

(iv)          Misrepresentation.   A representation made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

(v)           Default under Specified Transaction.  The party, any Credit Support Provider of such party or any applicable Specified Entity of such party (1) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment, delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three Local Business Days if there is no applicable notice requirement or grace period) or (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action, is taken by any person or entity appointed or empowered to operate it or act on its behalf);

(vi)          Cross Default.  If “Cross Default” is specified in the Schedule as applying to the party, the occurrence or existence of (1) a default, event of default or other similar condition or event (however described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) in an aggregate amount of not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable or (2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments (after giving effect to any applicable notice requirement or grace period);

(vii)         Bankruptcy.   The party, any Credit Support Provider of such party or any applicable Specified Entity of such party:

(1)           is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is present for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation, or (B) is not dismissed, discharged, stayed or restrained in each case within
30 days of the institution or presentation thereof; (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) (inclusive); or (9) takes any action in furtherance of, indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

(viii)        Merger Without Assumption.  The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer:

(1)           the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this Agreement; or

(2)           the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transforce entity of its obligations under this Agreement,

(b) Termination Events, The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes an Illegality if the event is specified in (i) below, and, if specified to be applicable, a Credit Event Upon Merger if the event is specified pursuant to (ii) below or an Additional Termination Event if the event is specified pursuant to (iii) below:

(i)            Illegality.  Due to the adoption of, or any change in, any applicable law after the date on which a Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date, it becomes unlawful (other than as a result of a breach by the party of Section 4(b)) for such party (which will be the Affected Party):

(1)           to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or

(2)           to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party (or such Credit Support Provider) has under any Credit Support Document relating to such Transaction;

(ii)           Credit Event Upon Merger.  If “Credit Event Upon Merger” is specified in the Schedule as applying to the party, such party (“X”), any Credit Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and such action does not constitute an event described in Section 5(a)(viii) but the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of X, such Credit Support Provider or such Specified Entity, as the case may be, immediately prior to such action (and, in such event, X or its successor or transferee, as appropriate, will be the Affected Party); or

(iii)          Additional Termination Event.  If any “Additional Termination Event” is specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the Affected Party or Affected Parties shall be as specified for such Additional Termination Event in the Schedule or such Confirmation).

(c)   Event of Default and Illegality.  If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an illegality, it will be treated as an, illegality and will not constitute an Event of Default

6.             Early Termination

(a)   Right to Terminate Following Event of Default.  If at any time an Event of Default with respect to a party (the “Defaulting Party”) has occurred and is then continuing, the other party (the “Non-defaulting Party”) may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, “Automatic Early Termination” is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(l), (3), (5), (6) or, to the extent analogous thereof, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto, (8).

(b)   Right to Terminate Following Termination Event

(i)            Notice.  If a Termination Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction and will also give such other information about that Termination Event as the other party may reasonably require.

(ii)           Two Affected Parties.  If an illegality under Section 5(b)(i)(l) occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under Section 6(b)(i) on action to avoid that Termination Event.

(iii)          Right to Terminate.   If:

(1)           an agreement under Section 6(b)(ii) has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or

(2)           an Illegality other than that referred to in Section 6(b)(ii), a Credit Event Upon Merger or an Additional Termination Event occurs,

either party in the case of an Illegality, any Affected Party in the case of an Additional Termination Event if there is more than, one Affected Party, or the party which is not the Affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, by not more than 20 days notice to the other party and provided that the relevant Termination Event is then continuing, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.

(c)   Effect of Designation.

(i)            If notice designating an Early Termination Date is given under Section 6(a) or (b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination is then continuing.

(ii)           Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 2(d) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount, if any, payable in respect of an Early Termination Date shall be determined pursuant to Section 6(e).

(d)   Calculations.

(i)            Statement.  On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including all relevant quotations and specifying any amount payable under Section 6(e)) and (2) giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation obtained in determining a Market Quotation, the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quotation.

(ii)           Payment Date.  An amount calculated as being due in respect of any Early Termination Date under
Section 6(e) will, be payable on the day that notice of the amount payable is effective (in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default) and on the day which is two Local Business Days after the day on which notice of the amount payable is effective (in the case of an Early Termination Date which is designated as a result of a Termination Event). Such amount will be paid together with (to the extent permitted under applicable law) interest thereon (before as well as after judgment), from (and including) the relevant Early Termination Date to (but excluding) the date such amount is paid, at the Applicable Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(e) Payments on Early Termination. If an Early Termination Date occurs, the following provisions shall apply based on the parties’ election in the Schedule of a payment measure, either “Market Quotation” or “Loss”, and a payment method, either the “First Method” or the “Second Method”. If the parties fail to designate a payment measure or payment method in the Schedule, it will be deemed that “Market Quotation” or the “Second Method”, as the case may be, shall apply. The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.

(i)            Events of Default. If the Early Termination Date results from an Event of Default:

(1)           First Method and Market Quotation.  If the First Method and Market Quotation apply, the Defaulting Party will pay to the Non-defaulting Party the excess, if a positive number, of (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Unpaid Amounts owing to the Non-defaulting Party over (B) the Unpaid Amounts owing to the Defaulting Party.

(2)           First Method and Loss,  If the First Method and Loss apply, the Defaulting Party will pay to the Non-defaulting Party, if a positive number, the Non-defaulting Party’s Loss in respect of this Agreement,

(3)           Second Method and Market Quotation.  If the Second Method and Market Quotation apply, an amount will be payable equal to (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Unpaid Amounts owing to the Non-defaulting Party less (B) the Unpaid Amounts owing to the Defaulting Party. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

(4)           Second Method and Loss.  If the Second Method and Loss apply, an amount will be payable equal to the Non-defaulting Party’s Loss in respect of this Agreement.  If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting

Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

(ii)           Termination Events.   If the Early Termination Date results from a Termination Event:

(1)           One Affected Party.  If there is one Affected Party, the amount payable will be determined in accordance with Section 6(e)(i)(3), if Market Quotation applies, or Section 6(e)(i)(4), if Loss applies, except that, in either case, references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the Affected Party and the party which is not the Affected Party, respectively, and, if Loss applies and fewer than all the Transactions are being terminated, Loss shall be calculated in respect of all Terminated Transactions.

(2)           Two Affected Parties.  If there are two Affected Parties:

(A)          If Market Quotation applies, each party will determine a Settlement Amount in respect of the Terminated Transactions, and an amount will be payable equal to (I) the sum of (a) one-half of the difference between the Settlement Amount of the party with the higher Settlement Amount (“X”) and the Settlement Amount of the party with the lower Settlement Amount (“Y”) and (b) the Unpaid Amounts owing to X less (II) the Unpaid Amounts owing to Y; and

(B)           If Loss applies, each party will determine its Loss in respect of this Agreement (or, if fewer than all the Transactions are being terminated, in respect of all Terminated Transactions) and an amount will be payable equal to one-half of the difference between the Loss of the party with the higher Loss (“X”) and the Loss of the party with the lower Loss (“Y”).

If the amount payable is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of that amount to Y.

(iii)          Adjustment for Bankruptcy.  In circumstances where an Early Termination Date occurs because “Automatic Early Termination” applies in respect of a party, the amount determined under this Section 6(e) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).

(iv)          Pre-Estimate.   The parties agree that if Market Quotation applies an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.

7.             Transfer

Neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that:

(a)   a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and

(b)   a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).

Any purported transfer that is not in compliance with this Section will be void.

8.             Miscellaneous

(a)   Entire Agreement.  This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

(b)   Amendments.  No amendment modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidence by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electric messaging system.

(c)   Survival of Obligations.  Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.

(d)   Remedies Cumulative.  Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

(e)   Counterparts and Confirmations.

(i)            This Agreement (and each amendment, modification, and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

(ii)           The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation shall be entered into as soon as practicable and may be executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. The parties will specify therein or through another effective means that any such counterpart, telex or electronic message constitutes a Confirmation.

(f)    No Waiver of Rights.  A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right power or privilege will not be presumed to preclude any subsequent or further exercise, of that right power or privilege or the exercise of any other right power or privilege.

(g)   Headings.  The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

9.             Expenses

A Defaulting Party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.

10.           Notices

(a)   Effectiveness.  Any notice or other communication in respect of this Agreement may be given in any manner set forth below (except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system) to the address or number or in accordance with the electronic messaging system details provided (see the Schedule) and will be deemed effective as indicated:

(i)            if in writing and delivered in person or by courier on the date it is delivered;

(ii)           if sent by telex, on the day the recipient’s answerback is received;

(iii)          if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender’s facsimile machine);

(iv)          if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or

(v)           if sent by electronic messaging system, on the date that electronic message is received,

unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Local Business Day.

(b)   Change of Addresses.  Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications are to be given to it.

11.          Governing Law and Jurisdiction

(a)   Governing Law.  This Agreement will be governed by and construed in accordance with the law specified in the Schedule.

(b)   Jurisdiction.  With respect to any suit, action or proceedings relating to this Agreement (“Proceedings”), each party irrevocably:

(i)            submits to the jurisdiction of the English courts, if this Agreement is expressed to be governed by English law, or to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, if this Agreement is expressed to be governed by the laws of the State of New York; and

(ii)           waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.

Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction (outside, if this Agreement is expressed to be governed by English law, the Contracting States, as defined in Section 1(3) of the Civil Jurisdiction and Judgments Act 1982 or any modification, extension or re-enactment thereof for the time being in force) nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

(c)   Waiver of Immunities.  Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings,

12.           Definitions

As used in this Agreement:

“Additional Termination Event” has the meaning specified in Section 5(b).

“Affected Party” has the meaning specified in Section 5(b).

“Affected Transactions” means (a) with respect to any Termination Event consisting of an Illegality, all Transactions affected by the occurrence of such Termination Event and (b) with respect to any other Termination Event, all Transactions.

“Affiliate” means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, “control” of any entity or person means ownership of a majority of the voting power of the entity or person.

“Applicable Rate” means:

(a)   in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;

(b)   in respect of an obligation to pay an amount under Section 6(e) of either party from and after the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable, the Default Rate;

(c)   in respect of all other obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Non-defaulting Party, the Non-default Rate; and

(d)   in all other cases, the Termination Rate.

“consent” includes a consent, approval, action, authorization, exemption, notice, filing, registration or exchange control consent

“Credit Event Upon Merger” has the meaning specified in Section 5(b).

“Credit Support Document” means any agreement or instrument that is specified as such in this Agreement.

“Credit Support Provider” has the meaning specified in the Schedule.

“Default Rate” means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1% per annum

“Defaulting Party” has the meaning specified in Section 6(a).

“Early Termination Date” means the date determined in accordance with Section 6(a) or 6(b)(iii).

“Event of Default” has the meaning specified in Section 5(a) and, if applicable, in the Schedule.

“Illegality” has the meaning specified in Section 5(b).

“law” includes any treaty, law, rule or regulation and “lawful” and “unlawful” will be construed accordingly.

“Local Business Day” means, subject to the Schedule, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) (a) in relation to any obligation under Section 2(a)(i), in the place(s) specified in the relevant Confirmation or, if not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) in relation to any other payment, in the place where the relevant account is located, (c) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), in the city specified in the address for notice provided by the recipient and, in the case of a notice contemplated by Section 2(b), in the place where the relevant new account is to be located and (d) in relation to Section 5(a)(v)(2), in the relevant locations for performance with respect to such Specified Transaction,

“Loss” means, with respect to this Agreement or one or more Terminated Transactions, as the case may be, and a party, an amount that party reasonably determines in good faith to be its total losses and costs (or gain, in which case expressed as a negative number) in connection with this Agreement or that Terminated Transaction or group of Terminated Transactions, as the case may be, including any loss of bargain, cost of funding or, at the election of such party but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any bedge or related trading position (or any gain resulting from any of them). Loss includes losses and costs (or gains) in respect of any payment or delivery required to have been made (assuming satisfaction of each applicable condition precedent) on or before the relevant Early Termination Date and not made, except, so as to avoid duplication, if Section 6(e)(i)(1) or (3) or 6(e)(ii)(2)(A) applies. Loss does not include a party’s legal fees and out-of-pocket expenses referred to under Section 9. A party will determine its Loss as of the relevant Early Termination Date, or, if that is not reasonably practicable, as of the earliest date thereafter as is reasonably practicable. A party may (but need not) determine its Loss by reference to quotations of relevant rates or prices from one or more leading dealers in the relevant markets.

“Market Quotation” means, with respect to one or more Terminated Transactions and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers. Each quotation will be for an amount, if any, that would, be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consideration of an agreement between such party (taking into account any existing Credit Support Document with respect to the obligations of such party) and the quoting Reference Market-maker to enter into a transaction (the “Replacement Transaction”) that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date. For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The Replacement Transaction would be subject to such documentation as such party and the Reference Market-maker may, in good faith, agree. The party making the determination (or its agent) will request each Reference Market-maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the relevant Early Termination Date. The day and time as of which those quotations are to be obtained will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other. If more than three quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values. If exactly three such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations. For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded. If fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined.

“Non-default Rate” means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the Non-defaulting Party (as certified by it) if it were to fund the relevant amount.

“Non-defaulting Party” has the meaning specified in Section 6(a).

“Potential Event of Default” means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

“Reference Market-makers” means four leading dealers in the relevant market selected by the party determining a Market Quotation in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b) to the extent practicable, from among such dealers having an office in the same city.

“Scheduled Payment Date” means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.

“Set-off” means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject (whether arising under this Agreement, another contract, applicable law or otherwise) that is exercised by, or imposed on, such payer.

“Settlement Amount” means with respect to a party and any Early Termination Date, the sum of:

(a)   The Market Quotations (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation is determined; and

(b)   such party’s Loss (whether positive or negative and without reference to any Unpaid Amounts) for each Terminated Transaction or group of Terminated Transactions for which Market Quotation cannot be determined or would not (in the reasonable belief of the party making the determination) produce a commercially reasonable result.

“Specified Entity” has the meaning specified in the Schedule.

“Specified Indebtedness” means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.

“Specified Transaction” means, subject to the Schedule, (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which, is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions), (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.

“Terminated Transactions” means with respect to any Early Termination Date (a) if resulting from a Termination Event, all Affected Transactions and (b) if resulting from an Event of Default, all Transactions (in either case) in effect immediately before the effectiveness of the notice designating that Early Termination Date (or, if “Automatic Early Termination” applies, immediately before that Early Termination Date).

“Termination Event” means an Illegality or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.

“Termination Rate” means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.

“Unpaid Amounts” owing to any parry means, with respect to an Early Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii)) to such party under Section 2(a)(i) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date and (b) in respect of each Terminated Transaction, for each obligation under Section 2(a)(i) which was (or would have been but for Section 2(a)(iii)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the fair market values reasonably determined by both parties.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

U.U.S. BANK		43455 BPD LLC
NATIONAL ASSOCIATION		By:	Outdoor Channel Holdings, Inc., Member

By:	/s/ Maureen K. Sullivan	By:	/s/ Perry T. Massie
Name:	Maureen K. Sullivan	Name:	Perry T. Massie
Title:	Vice President	Title:	CEO
Date:	11/2/05	Date:	11/2/05

(Local Currency-Single Jurisdiction)

SCHEDULE to the MASTER AGREEMENT

dated as of October 18, 2005

between

U.S. BANK NATIONAL ASSOCIATION (“Party A”)

and

43455 BPD LLC (“Party B”)

Part 1: Termination Provisions and Certain Other Matters

(a)           “Specified Entity” means, in relation to Party A, for the purpose of:

Section 5(a)(v), none;

Section 5(a)(vi), none;

Section 5(a)(vii), none; and

Section 5(b)(ii), none;

and, in relation to Party B, for the purpose of:

Section 5(a)(v), All Affiliates;

Section 5(a)(vi), All Affiliates;

Section 5(a)(vii), All Affiliates; and

Section 5(b)(ii), All Affiliates.

(b)           “Specified Transaction” will have the meaning specified in Section 12 of this Agreement.

(c)           The “Cross-Default” provisions of Section 5(a)(vi) will apply to Party A and Party B. In connection therewith,

“Specified Indebtedness” will have the meaning specified in Section 12, except that such term shall not include obligations in respect of deposits received in the ordinary course of a party’s banking business, and

“Threshold Amount” means, in relation to Party A an amount equal to Ten Million

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Dollars ($10,000,000.00), and in relation to Party B an amount equal to ($0.00).

(d)           The “Credit Event Upon Merger” provisions of Section 5(b)(ii) will apply to Party A and Party B; provided, however, that the phrase “materially weaker” means that the actual or implied Credit Rating of (A) the senior long-term debt of the resulting, surviving or transferee entity is rated less than BBB- by Standard & Poor’s Corporation or Baa3 by Moody’s Investors Service Inc., or (B) in the event that there are no such Standard & Poor’s Corporation or Moody’s Investors Service, Inc. ratings, the Policies (as defined below) in effect at the time, of the party which is not the Affected Party, would lead such non-Affected Party, solely as a result of a change in the nature, character, identity or condition of the Affected Party from its state (as a party to this Agreement) prior to such consolidation, amalgamation, merger or transfer, to decline to make an extension of credit to, or enter into a Transaction with, the resulting, surviving or transferee entity. “Policies”, for the purposes of this definition means: (x)(i) internal credit limits applicable to individual entities or (ii) other limits on doing business with entities domiciled or doing business in certain jurisdictions or engaging in certain activities, or (y) internal restrictions on doing business with entities with whom the party which is not the Affected Party has had prior adverse business relations.

In addition, Section 5(b)(ii) is hereby amended by:

(i)             deleting in the fourth line thereof the words “another entity” and replacing them with the words “or receives all or substantially all of the assets of another entity or reorganizes, incorporates, reincorporates, or reconstitutes into or as, another entity or X, such Credit Support Provider, or such Specified Entity, as the case may be, effects a recapitalization, liquidating dividend, leveraged buy-out, other similar highly-leveraged transaction, redemption of indebtedness, or stock buy-back or similar call on equity or enters into any agreement providing for the foregoing.”

(ii)            deleting in the fifth line thereof the words “the resulting, surviving or transferee” and replacing them with the words “X or any resulting, surviving, transferee, reorganized, or recapitalized”, and

(iii)           deleting in the seventh line thereof the words “its successor or transferee” and replacing them with the words “any resulting, surviving, transferee, reorganized, or recapitalized entity.”

(e)           The “Automatic Early Termination” provision of Section 6(a) will not apply to Party A. As to Party B, Automatic Early Termination shall apply.

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(f)            Payments on Early Termination. For the purpose of Section 6(e) of this Agreement:

(i)             Market Quotation will apply.

(ii)            The Second Method will apply.

(g)           Additional Termination Event will not apply to Party A.   As to Party B, an Additional Termination Event shall occur upon (i) payment in full of all loans, advances, indebtedness and other obligations of Party B (or any Specified Entity of or Credit Support Provider for Party B) to Party A (or any Affiliate of Party A), and the termination of all commitments (including revolving loan commitments and letters of credit) by Party A (or any Affiliate of Party A) to extend credit to Party B (or any Specified Entity of or Credit Support Provider of Party B) other than under this Agreement, or (ii) if Party B or any Credit Support Provider of Party B is a natural person, the death, permanent disability, legal incapacity or incompetence of Party B or any Credit Support Provider of Party B. For the purpose of the foregoing Termination Event, the Affected Party shall be Party B and the non-Affected Party shall be Party A.

Part 2: Agreement to Deliver Documents

Party Required To Deliver Document	Form/Document/ Certificate	Date By Which To Be Delivered	Covered By Section 3(d) Representation

Party B	Certified copies of all resolutions and authorizations and any other documents with respect to the execution, delivery and performance of this Agreement satisfactory to Party A	Upon execution and delivery of this Agreement	Yes

Party B	Certificate of authority and specimen signatures of individuals executing this Agreement an Confirmations	Upon execution and delivery of this Agreement and thereafter, upon request of the other Party	Yes

Party B	Consolidated and consolidating balance sheet and income statements – quarterly (unaudited) and annually (audited)	Upon request of Party A	Yes

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Party B

A cross-collateralization agreement satisfactory to Party A from Party B and any Credit Support Providers for Party B, plus all other agreements deemed necessary by Party A to evidence such cross-collateralization satisfactory to Party A

	Upon execution and delivery of this Agreement	Yes

Part 3. Miscellaneous

(a)           Address for Notices. For the Purpose of Section 10(a) of this Agreement:

Any notice shall be delivered to the address or facsimile or telex number specified in the relevant Confirmation of a Transaction. For Purposes of Sections 5 and 6 of this Agreement, any notice shall also be delivered to the following address:

Address for notice or communications to Party A:

U.S. Bank National Association
ATTN: Randy Bailey / Derivative Operations
800 Nicollet Mall
Mail Location: BC-MN-H18S
Minneapolis, Minnesota 55402
(612) 303-4128 Phone
(612) 303-1353 Fax

Address for notice or communications to Party B:

43455 BPD LLC
ATTN: William “Bill” Owen
43455 Business Park Drive
Temecula, California 92590
(951) 699-4749 Ext. 109 Phone
(951) 699-1849 Fax

(b)           Calculation Agent. The Calculation Agent is Party A.

(c)           Credit Support Document. Credit Support Document is not applicable in relation to Party A. Credit Support Document is applicable in relation to Party B and shall mean each agreement and instrument, now or hereafter existing, of any kind or nature which secures, guarantees or otherwise provides direct or indirect assurance of

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payment or performance of any existing or future obligation of Party B under this Agreement, made by or on behalf of any person or entity (including, without limiting the generality of the foregoing, any credit or loan agreement, note, reimbursement agreement, security agreement, mortgage, pledge agreement, assignment of rents or any other agreement or instrument granting any lien, security interest, assignment, charge or encumbrance to secure any such obligation, any guaranty, suretyship, letter of credit or subordination agreement relating to any such obligation and any “keep well” or other financial support agreement relating to Party B or any Credit Support Provider) in favor of Party A or any of its Affiliates. Each Credit Support Document is incorporated by reference in, constitutes part of, and is made in connection with, this Agreement and each Confirmation as if set forth in full in this Agreement or such Confirmation, and each representation, warranty, covenant and agreement of Party B contained therein is incorporated by reference herein and is repeated and restated in favor of Party A. Party B grants to Party A a security interest in all assets and collateral that are subject to a security interest pursuant to each Credit Support Document of Party B.

(d)           Credit Support Provider.  Credit Support Provider is not applicable in relation to Party A. Credit Support Provider is applicable in relation to Party B and means any person or entity (other than Party B), that now or hereafter secures, guarantees or otherwise provides direct or indirect assurance of payment or performance of any existing or future obligation of Party B under this Agreement or any Credit Support Document, including but not limited to the following persons and/or entities: Outdoor Channel Holdings, Inc.

(e)           Governing Law. This Agreement will be governed by and construed in accordance with the laws of the state of New York (without reference to choice of law doctrine).

(f)            “Affiliate” will have the meaning specified in Section 12 of this Agreement.

Part 4. Other Provisions

(a)            Set-off. Any amount (the “Early Termination Amount”) payable to one party (the “Payee”) by the other party (the “Payer”) under Section 6(e), in circumstances where there is a Defaulting Party or one Affected Party in the case where a Termination Event under Section 5(b)(ii) has occurred, will, at the option of the party (“X”) other than the Defaulting Party or the Affected Party (and without prior notice to the Defaulting Party or the Affected Party), be reduced by its set-off against any amount(s) (the “Other Agreement Amount”) payable (whether at such time or in the future or upon the occurrence of a contingency) by the Payee to the Payer (irrespective of the currency, place of payment or booking office of the obligation) under any other agreement(s) between the Payee and the Payer or instrument(s) or undertaking(s) issued or executed by one party to, or in favor of, the other party (and the Other Agreement Amount will be discharged promptly and in all respects to the extent it is so set-off). X will give notice to the other party of any set-off effected under this section.

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For this purpose, either the Early Termination Amount or the Other Agreement Amount (or the relevant portion of such amounts) may be converted by X into the currency in which the other is denominated at the rate of exchange at which such party would be able, acting in a reasonable manner and in good faith, to purchase the relevant amount of such currency.

If an obligation is unascertained, X may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained.

Nothing in this section shall be effective to create a charge or other security interest. This section shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right to which a party is at any time otherwise entitled (whether by operation of law, contract or otherwise).

(b)           Exchange of Confirmations. For each Transaction entered into hereunder, Party A shall promptly send to Party B a Confirmation, via telex or facsimile transmission. Party B agrees to respond to such Confirmation within 5 Business Days, either confirming agreement thereto or requesting a correction of any error(s) contained therein. Failure by Party B to respond within such period shall not affect the validity or enforceability of such Transaction and shall be deemed to be an affirmation of the terms contained in such Confirmation, absent manifest error. The parties agree that any such exchange of telexes or facsimile transmissions shall constitute a Confirmation for all purposes hereunder.

(c)           Waiver of Right to Trial by Jury. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(d)           Telephonic Recording.  Each party (i) consents to the recording of the telephone conversations of trading and marketing personnel of the parties and their Affiliates in connection with this Agreement or any potential Transaction and (ii) agrees to obtain any necessary consent of, and give notice of such recording to, such personnel of it and its Affiliates.

(e)           Relationship Between Parties. Section 3 of the Agreement is amended by adding the following as subsection (e):

“(e)         Relationship Between Parties. Absent a written agreement to the contrary:

(i)            It is not relying on any advice (whether written or oral) of the other party regarding any Transaction, other than the representations expressly made by that other party in this Agreement and in the Confirmation in respect of that Transaction;

(ii)           In respect of each Transaction under this Agreement,

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(1)           it has the capacity to evaluate (internally or through independent professional advice) that Transaction and has made its own decision to enter into that Transaction;

(2)           it understands the terms, conditions and risks of that Transaction and is willing to accept those terms and conditions and to assume (financially and otherwise) those risks; and

(3)           the other party (a) is not acting as a investment or commodity trading advisor for it; (b) has not given to it (directly or indirectly through any other person) any assurance, guaranty or representation whatsoever as to the merits (either legal, regulatory, tax, financial, accounting or otherwise) of that Transaction or any documentation related thereto; and (c) has not committed to unwind that Transaction.”

(f)            FDIC Requirements.

(i)            Corporate Authority. Each party (“X”) hereby represents and warrants at all times until termination of this Agreement that X, by appropriate corporate action, is authorized under applicable law to enter into this Agreement, as evidenced by the execution hereof by an officer of X of the level of vice president or higher.

(ii)           FIRREA Qualified Financial Contract. Each party recognizes and intends that each Transaction entered into under this Agreement is, and shall constitute, a “qualified financial contract” as that term is defined in Section 212 of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as the same may be amended, modified, or supplemented from time to time.

(g)           Additional Representations. In addition to the representations made in Section 3 of the Agreement, each party hereby represents and warrants to the other party (which representation will be deemed to be repeated by each party on each date on which a Transaction is entered into) as follows:

(1)           No Agency. It is entering into this Agreement and each Transaction as principal (and not as agent or in any other capacity, fiduciary or otherwise).

(2)           Eligible Contract Participant. It is an “eligible contract participant” as defined in Section 1 a(12) of the U.S. Commodity Exchange Act and/or an “eligible swap participant” as defined in Part 35 of the regulations of the Commodity Futures Trading Commission.

(3)           Line of Business.  It has entered into this Agreement (including each

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Transaction evidenced hereby) in conjunction with its line of business or the financing of its business. It represents and warrants that all transactions effected under this Agreement (i) will be appropriate in the conduct and management of its business, (ii) will be entered into for non-speculative purposes, and (iii) constitute transactions entered into for purposes of hedging or managing risks related to its assets or liabilities as currently owned or incurred, or likely to be owned or incurred in the conduct of its business.

Accepted and agreed:

U.S. BANK		43455 BPD LLC
NATIONAL ASSOCIATION		Outdoor Channel Holdings Inc., Member

By:	/s/ Maureen K. Sullivan	By:	/s/ Perry T. Massie
Name:	Maureen K. Sullivan	Name:	Perry T. Massie
Title:	Vice President	Title:	PRES, CEO

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